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                                 Exhibit 23.02



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in Hologic, Inc.'s previously filed Registration Statements (file nos. 33-35191, 33-47830, 33-87792, 333-11853, 333-11849 and 333-34003) of our report dated February 23,
1996 relating to the consolidated financial statements of FluoroScan Imaging Systems, Inc. for the year ended December 31, 1995.


Chicago, Illinois                                 BDO Seidman, LLP
December 22, 1997